Proxy Statement Pursuant to Section 14(a) of the
                 Securities Exchange Act of 1934

Filed by Registrant |X|
Filed by a Party other than the Registrant | |

Check the appropriate box:

 | | Preliminary Proxy Statement

 |X| Definitive Proxy Statement

 | | Definitive Additional Materials

 | | Soliciting Material Pursuant to Paragraph 240.14a-11(c) or 240.14a-12


                  Sterling Financial Corporation
         (Name of Registrant as Specified In Its Charter)

                          John E. Stefan
             (Name of Person Filing Proxy Statement)

                                                                March 28, 1997


Dear Shareholder:

      The 1997 Annual Meeting of Shareholders of Sterling Financial Corporation (the "Corporation") will be held at 9:00 a.m. on Tuesday, April 29, 1997, at the Willow Valley Family Resort and Conference Center, 2416 Willow Street Pike, Lancaster, Pennsylvania. You are cordially invited to attend the Annual Meeting as well as a continental breakfast which will be held in the Palm Court at the Resort and Conference Center at 8:00 a.m.

      In addition to the election of four Class of 1999 Directors, shareholders are being asked to approve the proposal to amend Article 5 of the Corporation's amended Articles of Incorporation to increase the number of authorized shares of the Corporation's Common Stock, par value $5.00 per share, from 10,000,000
shares to 35,000,000 shares.   Shareholders are also being asked to consider the
proposal to ratify the selection of Trout, Ebersole & Groff as the Corporation's certified public accountants. The formal Notice of Annual Meeting, Proxy Statement and Proxy card are enclosed herewith. The 1995 Annual Report of Sterling Financial Corporation is also enclosed. I hope you will take the opportunity to review the material contained in the Annual Report, which reflects a successful year in 1995.

      It is important that your shares be represented at the Annual Meeting whether or not you are personally able to attend. I urge you to sign and date the enclosed Proxy and return it in the enclosed envelope as soon as possible. If you do attend the meeting and wish to vote in person, you must give written notice to the Secretary of the Corporation so that your Proxy will be superseded by any ballot that you submit at the meeting.

      Please indicate on the enclosed business reply card whether or not you plan to attend the breakfast and return it to Sterling Financial Corporation.

      I look forward to seeing you at the breakfast and Annual Meeting.


                                    Sincerely,


                                    John E. Stefan
                                    Chairman of the Board,
                                    President and Chief Executive Officer










             NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                   TO BE HELD ON APRIL 29, 1997

TO THE SHAREHOLDERS OF STERLING FINANCIAL CORPORATION:

NOTICE IS HEREBY GIVEN that, pursuant to the call of its directors, the regular Annual Meeting of the shareholders of Sterling Financial Corporation (the "Corporation") will be held at the Willow Valley Family Resort and Conference Center, 2416 Willow Street Pike, Lancaster, Pennsylvania, on Tuesday, April 29, 1997 at 9:00 a.m., prevailing time, for the purpose of considering and voting upon the following matters:


      1. ELECTION OF DIRECTORS. To elect three Class of 2000 directors to serve for a three-year term until their successors are elected and qualified.

      2. STOCK INCENTIVE PLAN. To approve and ratify the adoption of the Sterling Financial Corporation 1996 Stock Incentive Plan.

      3. SELECTION OF AUDITORS. To ratify the selection of Trout, Ebersole & Groff as the corporation's independent certified public accountants for the year ending December 31, 1997.

      4. OTHER BUSINESS. To consider and vote upon such other business as may properly be brought before the meeting and any adjournment or post-ponement thereof.

      Only those shareholders of record at the close of business on March 14, 1997, shall be entitled to notice of and to vote at the meeting.

      It is requested that you promptly sign the enclosed Proxy and return it in the enclosed postpaid envelope. You are cordially invited to attend the meeting. Your Proxy is revocable and may be withdrawn at any time by giving written notice to the Secretary of the Corporation before it is voted at the meeting or by executing a later dated Proxy and giving written notice to the Secretary of the Corporation.

      A copy of the 1996 Annual Report of Sterling Financial Corporation is enclosed.



                                    BY ORDER OF THE BOARD OF DIRECTORS



                                    John E. Stefan
                                    Chairman of the Board,
                                    President and Chief Executive Officer


Lancaster, Pennsylvania
March 28, 1997
                         PROXY STATEMENT

              Dated and to be mailed March 28, 1997

                  STERLING FINANCIAL CORPORATION
                    101 NORTH POINTE BOULEVARD
               LANCASTER, PENNSYLVANIA  17601-4133
                          (717) 581-6030

                  ANNUAL MEETING OF SHAREHOLDERS
                   TO BE HELD ON APRIL 29, 1997

                        TABLE OF CONTENTS

                                                                      PAGE
GENERAL..................................................................1

  Introduction...........................................................1
  Date, Time and Place of Meeting........................................1
  Shareholders Entitled to Vote..........................................1
  Purpose of Meeting.....................................................1
  Solicitation of Proxies................................................1
  Revocability and Voting of Proxies.....................................2
  Quorum and Voting of Shares............................................2
  Principal Holders......................................................4
  Beneficial Ownership of Executive Officers, Directors and Nominees.....5
  Shareholder Proposals..................................................6
  Recommendations of the Board of Directors..............................6

INFORMATION CONCERNING ELECTION OF DIRECTORS.............................7

  General Information....................................................7
  Information about Nominees and Continuing Directors....................8
  Meetings and Committees of the Board of Directors.....................10
  Officers and Executive Officers.......................................11
  Executive Compensation................................................13
  Compensation of Directors.............................................20
  Transactions with Directors and Executive Officers....................20

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE.................21

PROPOSAL TO APPROVE AND RATIFY THE ADOPTION OF THE STERLING FINANCIAL
CORPORATION 1996 STOCK INCENTIVE PLAN...................................21

RATIFICATION OF SELECTION OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS...27

ADDITIONAL INFORMATION..................................................27

OTHER MATTERS...........................................................27

EXHIBITS................................................................28

 Exhibit A - 1996 Stock Incentive Plan..................................28
                             GENERAL

Introduction

      On June 30, 1987, The First National Bank of Lancaster County became a wholly-owned subsidiary of Sterling Financial Corporation (sometimes referred to herein as the "Corporation"), a Pennsylvania business corporation based in Lancaster, Pennsylvania and organized for the purpose of becoming a bank holding company. As of that date, the shareholders of The First National Bank of Lancaster County became shareholders of Sterling Financial Corporation. At the same time, The First National Bank of Lancaster County changed its name to Bank of Lancaster County, N.A. (hereinafter referred to as "Bank of Lancaster County" or the "Bank"). The meeting to which this Proxy Statement relates will be the tenth Annual Meeting of the shareholders of Sterling Financial Corporation.

      The principal executive office of the Corporation is located at 101 North Pointe Boulevard, Lancaster, Pennsylvania 17601-4133. The telephone number for the Corporation is (717) 581-6030. All inquiries should be directed to Ronald
L. Bowman, Vice President/Secretary of the Corporation.

Date, Time and Place of Meeting

      The regular Annual Meeting of the shareholders of Sterling Financial Corporation will be held on Tuesday, April 29, 1997 at 9:00 a.m. at the Willow Valley Family Resort and Conference Center, 2416 Willow Street Pike, Lancaster, Pennsylvania.

Shareholders Entitled to Vote

      Shareholders of record at the close of business on March 14, 1997 shall be entitled to vote at the meeting.

Purpose of Meeting

      The shareholders will be asked to consider and vote upon the following matters at the meeting: (1) to elect three Class of 2000 directors to serve for a three-year term, (2) to approve and ratify the adoption of the Sterling Financial Corporation 1996 Stock Incentive plan, (3) to vote upon a proposal to ratify the selection of Trout, Ebersole & Groff as the Corporation's independent certified public accountants for the year ending December 31, 1997, and (4) to consider and vote upon such other business as may be properly brought before the meeting and any adjournment or postponement thereof.

Solicitation of Proxies

      This Proxy Statement and the enclosed form of proxy (the "Proxy")are being furnished to shareholders of the Corporation on or about March 28, 1997 in connection with the solicitation of proxies, in the accompanying form, by the Board of Directors of the Corporation for use at the Annual Meeting of shareholders to be held at 9:00 a.m. on Tuesday, April 29, 1997, and any adjournments or postponements thereof.

      The expense of soliciting proxies will be borne by the Corporation. In addition to the use of the mails, directors, officers and employees of the Corporation and the Bank of Lancaster County may, without additional compensation, solicit proxies personally, by telephone, by telegraph, or by telecopier.

Revocability and Voting of Proxies

     The execution and return of the enclosed Proxy will not affect a shareholder's right to attend the meeting and to vote in person. Any Proxy given pursuant to this solicitation may be revoked by delivering written notice of revocation to Ronald L. Bowman, Secretary of the Corporation, or by executing a later dated Proxy and giving written notice thereof to the Secretary of the Corporation at any time before the Proxy is voted at the meeting. Shares represented by proxies on the accompanying Proxy, if properly signed and returned, will be voted in accordance with the specifications made thereon by the shareholders. Any Proxy not specifying to the contrary will be voted FOR the election of the three nominees identified in this Proxy Statement, FOR the approval and ratification of the adoption of the Sterling Financial Corporation 1996 Stock Incentive Plan and FOR the proposal to ratify the selection of independent certified public accountants for the year ending December 31, 1997. Although the Board of Directors knows of no other business to be presented, in the event that any other matters are properly brought before the meeting, any Proxy given pursuant to this solicitation will be voted in accordance with the recommendations of the management of Sterling Financial Corporation.

      Shares held for the account of shareholders who participate in the Dividend Reinvestment and Stock Purchase Plan will be voted in accordance with the instructions of each shareholder as set forth in his Proxy. If a shareholder who participates in the Dividend Reinvestment and Stock Purchase Plan does not return a Proxy, the shares held for his account by the Plan Agent will not be voted.

      Shares held for the account of employees who participate in the Employees Stock Plan will be voted by the Plan Trustee in accordance with the instructions of each participant as set forth in the separate Proxy sent to him/her with respect to his/her Employees Stock Plan shares. Shares with respect to which a separate Employees Stock Plan Proxy is not returned will be voted by the Plan Trustee in the same proportion as shares with respect to which voting instructions have been received.

Quorum and Voting of Shares

      At the close of business on March 14, 1997, which is the record date for determination of shareholders entitled to receive notice of and to vote at the meeting and any adjournment or postponement thereof, the Corporation had outstanding 6,224,830 shares of common stock, par value $5.00 per share (the "Common Stock"). There is no other class of stock authorized or outstanding. As of the record date, 71,276 shares of Common Stock were held by the Trust Department of the Bank of Lancaster County as sole fiduciary, which shares represent in the aggregate approximately 1.15 percent of the shares outstanding and will be voted FOR the election of the three nominees identified in this Proxy Statement, FOR the approval and ratification of the adoption of the Sterling Financial Corporation 1996 Stock Incentive Plan and
FOR the proposal to ratify the selection of independent certified public accountants.

      A majority of the outstanding Common Stock present in person or by Proxy constitutes a quorum for the conduct of business. Each share is entitled to one vote on all matters submitted to a vote of the shareholders. A majority of the votes cast at a meeting at which a quorum is present is required in order to approve any matter submitted to a vote of the shareholders, except in cases where the vote of a greater number of shares is required by law or under the Articles of Incorporation or Bylaws of the Corporation.
In the case of the election of directors, the candidates receiving the greatest number of votes shall be elected to the Board of Directors. A majority of the votes cast at a meeting at which a quorum is present is required in order to ratify the selection of auditors.

      Under Pennsylvania law and the Bylaws of the Corporation, the presence of a quorum is required for each matter to be acted upon at the Annual Meeting. Votes withheld and abstentions will be counted in determining the presence of a quorum for the particular matter. Broker non-votes will not be counted in determining the presence of a quorum for the particular matter as to which the broker withheld authority.

      Assuming the presence of a quorum, the three nominees for director receiving the highest number of votes cast by shareholders entitled to vote for the election of directors shall be elected. Votes withheld from a nominee and broker non-votes will not be cast for such nominee.

      Assuming the presence of a quorum, the affirmative vote of a majority of all votes cast by shareholders is required for the approval and ratification of the adoption of the Sterling Financial Corporation 1996 Stock Incentive Plan and the ratification of the selection of independent auditors. Abstentions and broker non-votes are not deemed to constitute "votes cast" and, therefore, do not count either for or against such approval and ratification. Abstentions and broker non-votes, however, have the practical effect of reducing the number of affirmative votes required to achieve a majority for each such matter by reducing the total number of shares voted from which the required majority is calculated.

Principal Holders

      To the knowledge of the Corporation, no person owned of record or beneficially on February 28, 1997 more than five percent of the outstanding Common Stock, except as follows:

                      Name and Address           Amount and
                        of Beneficial        Nature of Beneficial     Percent
Title of Class              Owner                Ownership(1)         of Class

Common Stock,         Howard E. Groff
$5.00 par value       111 E. State Street
per share             Quarryville, PA 17566         717,853(2)          11.53%


Common Stock,         Bank of Lancaster
$5.00 par value       County Employees Stock
per share             Plan c/o Trust
                      Department
                      101 North Pointe Boulevard
                      Lancaster, PA  17601-4133     524,698(3)           8.43%
________________________

(1) Beneficial ownership of shares of the common stock of the Corporation is determined in accordance with Securities and Exchange Commission Rule 13d-3, which provides that a person shall be deemed to own any stock which he, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise has or shares: (i) voting power, which includes the power to vote or to direct the voting of the stock, or (ii) investment power, which includes the power to dispose or direct the disposition of the stock, or has the right to acquire beneficial ownership within 60 days after March 14, 1997.

(2)   Mr. Groff holds sole voting and investment power on 716,328 shares.

(3) Shares held for the account of Plan participants are voted by the Plan Trustee in accordance with the instructions given by the individual participants.

Beneficial Ownership of Executive Officers, Directors and Nominees

      The following table sets forth as of February 28, 1997, the amount and percentage of the Common Stock beneficially owned by each director, each nominee, each named executive officer and all executive officers, directors and nominees of the Corporation as a group.

  Name of
Individual                           Amount and
or Identity                     Nature of Beneficial               Percent of
 of Group                         Ownership(1)(2)                   Class (3)

Richard H. Albright, Jr.               32,772(4)                       ---
Robert H. Caldwell                      5,133(5)                       ---
Howard E. Groff, Jr.                   23,436(6)                       ---
Joan R. Henderson                         719(7)                       ---
J. Robert Hess                         83,290(8)                      1.34%
Calvin G. High                         16,098(9)                       ---
J. Roger Moyer, Jr.                    32,140(10)                      ---
E. Glenn Nauman                        34,467(11)                      ---
Jere L. Obetz                          15,676(12)                      ---
John E. Stefan                        130,005(13)                     2.09%
Glenn R. Walz                           8,073(14)                      ---

All Executive Officers,
Directors and Nominees
as a Group (18 persons)               432,068                         6.94%
________________________

(1) Beneficial ownership of shares of the common stock of the Corporation is determined in accordance with Securities and Exchange Commission Rule 13d-3, which provides that a person shall be deemed to own any stock which he, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise has or shares: (i) voting power, which includes the power to vote or to direct the voting of the stock, or (ii) investment power, which includes the power to dispose or direct the disposition of the stock, or has the right to acquire beneficial ownership within 60 days after March 14, 1997. Unless otherwise indicated in a footnote appearing below, all shares reported in the table above are owned directly by the reporting person.

(2)   Rounded to the nearest whole share.

(3)   Less than one percent (1%) unless otherwise indicated.

(4) Includes 2,763 shares owned jointly with spouse, 10,466 owned directly by spouse and 4,160 shares owned by spouse as custodian for children.

(5)   Includes 684 shares owned directly by spouse.

(6) Includes 4,101 shares owned directly by spouse and 9,985 shares owned as custodian for children.

(7) Includes 10 shares owned jointly with spouse and 195 shares owned directly by spouse.

(8) Includes 29,408 shares owned jointly with spouse, 4,421 shares owned directly by spouse, 10,160 shares owned as custodian for children and 14,519 shares owned in trust for the benefit of grandchildren.

(9)   Includes 12,370 shares owned jointly with spouse.

(10) Includes 24,634 shares held by Trustee under the Employees Stock Plan, 1,249 shares owned jointly with spouse, 14 shares owned directly by spouse, 960 shares owned as custodian for child, 166 shares owned directly by child and 4,575 shares owned directly by mother for whom Mr. Moyer holds power of attorney and with respect to which Mr. Moyer shares voting and investment power. Mr. Moyer disclaims beneficial ownership of shares owned directly by his child.

(11) Includes 32,772 shares owned directly by spouse and 853 shares owned directly by mother.

(12) Includes 13,409 shares held by Trustee under the Employees Stock Plan and 2,267 shares owned directly by spouse. Mr. Obetz disclaims beneficial ownership of shares owned directly by his spouse.

(13) Includes 44,951 shares held by Trustee under the Employees Stock Plan, 2,487 shares owned jointly with spouse, 45,864 shares owned directly by spouse, and 10,632 shares owned directly by child. Mr. Stefan disclaims beneficial ownership of shares owned directly by his spouse.

(14) Includes 6,097 shares owned directly by spouse and 704 shares owned as custodian for children.


Shareholder Proposals

      Shareholder proposals intended to be presented at the 1998 Annual Meeting must be received at the administrative headquarters of Sterling Financial Corporation at 101 North Pointe Boulevard, Lancaster, Pennsylvania not later than Monday, December 1, 1997 in order to be included in the proxy statement and proxy form to be prepared by the Corporation in connection with the 1998 Annual Meeting.

Recommendations of the Board of Directors

      The Board of Directors recommends that the shareholders vote FOR the election of the three nominees identified in this Proxy Statement, FOR the proposal to approve and ratify the adoption of the Sterling Financial Corporation 1996 Stock Incentive Plan and FOR the proposal to ratify the selection of independent certified public accountants for the year ending December 31, 1997.


           INFORMATION CONCERNING ELECTION OF DIRECTORS


General Information

      The Bylaws of the Corporation provide that the Board of Directors shall consist of not less than one nor more than 25 persons and that the directors shall be classified with respect to the time they shall severally hold office by dividing them into three classes, each consisting as nearly as possible of one-third of the number of the whole Board of Directors. The Bylaws further provide that the directors of each class shall be elected for a term of three years, so that the term of office of one class of directors shall expire at the Annual Meeting each year. Finally, the Bylaws provide that the number of directors in each class of directors shall be determined by the Board of Directors.

      A majority of the Board of Directors may increase the number of directors between meetings of the shareholders. Any vacancy occurring in the Board of Directors, whether due to an increase in the number of directors, resignation, retirement, death or any other reason, may be filled by appointment by the remaining directors. Any director who is appointed to fill a vacancy shall hold office until the next Annual Meeting of the shareholders and until his/her successor is elected and shall have qualified. There is a mandatory retirement provision in the Bylaws that states that the office of a director shall be considered vacant at the Annual Meeting of shareholders next following his/her attaining the age of 70 years.

      The Board of Directors has presently fixed the number of directors at ten. There are three directors whose terms of office will expire at the 1997 Annual Meeting. There are seven continuing directors whose terms of office will expire at the 1998 or 1999 Annual Meeting, respectively. The Board of Directors proposes to nominate the following three persons for election to the Board of Directors for the term specified:

               Nominees for Class of 2000 Directors
                    For a Term of Three Years
                        Robert H. Caldwell
                          J. Robert Hess
                        J. Roger Moyer,Jr.

      Each of the above nominees is presently a director of the Corporation and also a director of the Bank of Lancaster County.

      In the event that any of the foregoing nominees are unable to accept nomination or election, any proxy given pursuant to this solicitation will be voted in favor of such other persons as the management of the Corporation may recommend. However, the Board of Directors has no reason to believe that any of its nominees will be unable to accept nomination or to serve as a director if elected.

      Section 2.3 of the Bylaws of the Corporation requires that nominations, other than those made by or on behalf of the existing management of the Corporation, shall be made pursuant to timely notice in writing to the Secretary of the Corporation. To be timely, a shareholder's notice shall be delivered to or received at the principal executive office of the Corporation not less than 90 days prior to the anniversary date of the immediately preceding meeting of shareholders of the Corporation called for the election of directors. The chairman of the meeting is required to determine whether nominations have been made in accordance with the requirements of the Bylaws and, if he determines that a nomination was not made in accordance with the Bylaws, he shall so declare at the Annual Meeting and the defective nomination shall be disregarded.

Information about Nominees and Continuing Directors

      Information concerning the three persons to be nominated for election to the Board of Directors of Sterling Financial Corporation at the 1997 Annual Meeting and concerning the seven continuing directors is set forth in the table that appears below:

                                                    Principal Occupation
                                                    for the Past 5 years
                                                    and Position held with
                              Director               the Corporation and
   Name and Age               Since(1)             Bank of Lancaster County
             Class of 2000 - Nominees - For a Term of Three Years

Robert H. Caldwell             1991                Retired Senior Executive
(66)                                               Vice President and
                                                   Director, Armstrong World
                                                   Industries, Inc.
                                                   (manufacturer, building
                                                   materials, home furnishings
                                                   and industrial specialties)

J. Robert Hess                  1971               President, B&E Realty;
(66)                                               President, Hessco
                                                   Construction Co.; Partner,
                                                   Sycamore Industrial Park;
                                                   Broker and Partner,
                                                   Kingsway Realty

J. Roger Moyer, Jr.             1994               Executive Vice President
(48)                                               and Assistant Secretary of
                                                   Sterling Financial
                                                   Corporation since 1994;
                                                   Vice President from 1987 to
                                                   1994; and Executive Vice
                                                   President and Assistant
                                                   Secretary of Bank of
                                                   Lancaster County since
                                                   1994; Senior Vice
                                                   President/Chief
                                                   Administrative Officer from
                                                   1985 to 1994
               Class of 1998 - Continuing Directors


Richard H. Albright, Jr.        1985               Dentist, Specialist,
(54)                                               Practice Limited to
                                                   Orthodontics

Howard E. Groff, Jr.            1988               Vice President, Howard E.
(50)                                               Groff Co. (fuel oil sales
                                                   and service)

John E. Stefan                  1979               Chairman of the Board,
(57)                                               President and Chief
                                                   Executive Officer of
                                                   Sterling Financial
                                                   Corporation since 1994;
                                                   President and Chief
                                                   Executive Officer from 1987
                                                   to 1994; and Chairman of
                                                   the Board, President and
                                                   Chief Executive Officer of
                                                   Bank of Lancaster County
                                                   since 1994; President and
                                                   Chief Executive Officer
                                                   from 1979 to 1994

Glenn R. Walz                   1988               President, Walz, Deihm,
(50)                                               Geisenberger, Bucklen &
                                                   Tennis, P.C. (Certified
                                                   Public Accountants)

               Class of 1999 - Continuing Directors

Joan R. Henderson               1995               President, J.R. Henderson &
(54)                                               Associates, Inc. (Corporate
                                                   Event Planning and Fund
                                                   Raising)

Calvin G. High                  1976               Senior Vice President, High
(64)                                               Industries, Inc. (Real
                                                   Estate and Construction
                                                   Group); Partner, High
                                                   Properties

E. Glenn Nauman                 1976               Retired Chairman of the Board
(64)                                               and retired Director,
                                                   Nauman Construction
                                                   (building contractor)
________________________

(1) Includes service as a Director of Bank of Lancaster County, N.A.



Meetings and Committees of the Board of Directors

      The Board of Directors of the Corporation has a standing Audit Committee but does not have a standing Nominating Committee or Compensation Committee. The Bank of Lancaster County has a standing Audit Committee and Compensation Committee. The Bank of Lancaster County does not have a standing Nominating Committee. The Compensation Committee of the Bank of Lancaster County has been acting on behalf of the Corporation and will continue to do so until the Corporation appoints a committee.

      Members of the Audit Committee of the Corporation and the Bank of Lancaster County during 1996 were Richard H. Albright, Jr., Chairman, and Messrs. High, Nauman and Walz. The principal duties of the Audit Committee include reviewing significant audit and accounting principles, policies and practices, reviewing performance of internal auditing procedures, reviewing reports of examination received from regulatory authorities, and recommending annually to the Board of Directors the engagement of an independent certified public accountant. The Audit Committee met four times during 1996.

      Members of the Compensation Committee of the Bank of Lancaster County during 1996 were Robert H. Caldwell, Chairman and Messrs. Hess, High, Nauman and Walz. The principal duties of the Compensation Committee include the establishment of policies dealing with various compensation plans for the Bank of Lancaster County and the Corporation. In addition, the Committee makes recommendations to the Board with respect to the compensation paid to senior executives. The Committee also oversees personnel matters. The Compensation Committee met five times during 1996.

      The Board of Directors met 12 times during 1996. All directors attended 75 percent or more of the aggregate number of meetings of the Board of Directors and of the various committees of the Board of Directors on which they serve.

Officers and Executive Officers

      The following persons are the officers and executive officers of the
Corporation:

                                         Office Held with the Corporation and
                                            Bank of Lancaster County and
      Name                    Age                  Term in Office

John E. Stefan                57        Chairman of the Board, President and
                                        Chief Executive Officer of Sterling
                                        Financial Corporation since 1994;
                                        President and Chief Executive Officer
                                        of Sterling Financial Corporation from
                                        1987 to 1994 and Chairman of the
                                        Board, President and Chief Executive
                                        Officer of the Bank of Lancaster
                                        County since 1994; President and Chief
                                        Executive Officer from 1979 to 1994.

J. Roger Moyer, Jr.           48        Executive Vice President and Assistant
                                        Secretary of Sterling Financial
                                        Corporation since 1994; Vice President
                                        of Sterling Financial Corporation from
                                        1987 to 1994 and Executive Vice
                                        President and Assistant Secretary of
                                        the Bank of Lancaster County since
                                        1994; Senior Vice President/Chief
                                        Administrative Officer from 1985 to
                                        1994.

Jere L. Obetz                 48        Senior Vice President/Treasurer and
                                        Chief Financial Officer of Sterling
                                        Financial Corporation since 1995;
                                        Vice President/Treasurer and Chief
                                        Financial Officer of Sterling
                                        Financial Corporation from 1994 to
                                        1995; Vice President of Sterling
                                        Financial Corporation from 1987 to
                                        1994 and Senior Vice President/Chief
                                        Financial Officer of the Bank of
                                        Lancaster County since 1992.

Ronald L. Bowman              53        Vice President/Secretary of Sterling
                                        Financial Corporation since 1994;
                                        Secretary/Treasurer of Sterling
                                        Financial Corporation from 1987 to
                                        1994 and Vice President/Corporate
                                        Financial Secretary of the Bank of
                                        Lancaster County since 1995; Vice
                                        President/Comptroller from 1971 to
                                        1995.

John C. Boyer, Jr.            41        Vice President of Sterling Financial
                                        Corporation since 1995 and Vice
                                        President/Business Development of the
                                        Bank of Lancaster County since August
                                        1992; previously Vice President-
                                        Private Banker for CoreStates/Hamilton
                                        Bank.

Nancy H. Draude               39        Vice President of Sterling Financial
                                        Corporation since 1987 and Vice
                                        President/Marketing of the Bank of
                                        Lancaster County since 1984.

Beverly Wise Hill             37        Vice President of Sterling Financial
                                        Corporation since 1993 and Senior Vice
                                        President/Human Resources of the Bank
                                        of Lancaster County since 1995; Vice
                                        President/Human Resources from 1992 to
                                        1995; previously Senior Vice President
                                        of Fulton Financial Corp. from January
                                        1992 to December 1992 and Vice
                                        President/Director of Human Resources
                                        of Fulton Bank from January 1989 to
                                        January 1992

Donald L. Neff                45        Vice President of Sterling Financial
                                        Corporation since 1988 and Senior
                                        Vice President/Operations of the Bank
                                        of Lancaster County since 1992.

Sharon K. Owens               36        Vice President of Sterling Financial
                                        Corporation since 1993; Director of
                                        Audit of Sterling Financial
                                        Corporation from 1989 to 1993 and
                                        Vice President/Audit of the Bank of
                                        Lancaster County since 1992.

William K. Poole              36        Vice President of Sterling Financial
                                        Corporation since 1994 and Senior Vice
                                        President/Chief Lending Officer of the
                                        Bank of Lancaster County since 1995;
                                        Vice President/Senior Commercial Loan
                                        Officer from 1991 to 1995.
________________________


Executive Compensation

      The officers of the Corporation do not receive any additional compensation for their services as such, beyond the compensation paid to them as officers of the Bank of Lancaster County. Shown below is information concerning annual and long-term compensation for services in all capacities to the Corporation and to the Bank of Lancaster County for the fiscal years ended December 31, 1996, 1995 and 1994 to those persons who were, at December 31, 1996, (i) the Chief Executive Officer and (ii) the other most highly compensated executive officers of the Corporation to the extent that such person's annual salary and bonus exceeded $100,000:

                          Summary Compensation Table
                                                         Long Term Compensation
                             Annual Compensation           Awards         Payouts
                             -------------------           ------         -------
                                            Other              Securities
Name and                                    Annual  Restricted Underlying             All Other
Principal                                   Compen-     Stock   Options/     LTIP      Compen-
Position              Year  Salary  Bonus   sation     Awards    SAR's      Payouts    sation(2)
-------------------------------------------------------------------------------------------------
John E. Stefan        1996  $254,114 $64,961   (1)      none      6,000        none       $3,779
 Chairman of the      1995   242,008  60,585   (1)      none       none        none        3,928
 Board, President     1994   223,776  38,738   (1)      none       none        none        3,894
 and Chief Executive
 Officer of Sterling
 Financial
 Corporation and
 Bank of Lancaster
 County, N.A.

J. Roger Moyer, Jr.   1996  $134,630 $26,294   (1)       none     3,000        none       $3,779
 Executive Vice       1995   123,823  25,033   (1)       none      none        none        3,776
 President of         1994   112,221  20,378   (1)       none      none        none        3,635
 Sterling Financial
 Corporation and
 Bank of Lancaster
 County, N.A.

Jere L. Obetz         1996   $94,432 $19,079   (1)       none     2,500        none       $2,841
 Senior Vice          1995    87,100  18,358   (1)       none      none        none        2,728
 President/Chief      1994    80,634  17,068   (1)       none      none        none        2,713
 Financial Officer of
 Sterling Financial
 Corporation and Bank
 Bank of Lancaster
 County, N.A.
________________________

(1) Perquisites and other personal benefits which do not exceed the lesser of $50,000 or 10% of total annual salary and bonus are not disclosed.

(2) Amounts shown in each year represent contributions for the benefit of Mr. Stefan, Mr. Moyer and Mr. Obetz pursuant to the Employees Stock Plan performance incentive feature of the Plan as described on pages 17 and 18 of this Proxy Statement.

Option Exercises and Fiscal Year-End Values

     Shown below is information with respect to options granted in the last fiscal year to purchase the Corporation's Common Stock under the 1996 Stock Incentive Plan to the named officers of the Corporation and the Bank of Lancaster County and held by them at December 31, 1996. Options under the 1996 Stock Incentive Plan were granted pending shareholder approval at the 1997 Annual Meeting.

              Option/SAR Grants in Last Fiscal Year

                                                                               Potential
                                                                          Realizable Value at
                                                                             Assumed Annual
                                                                          Rates of Stock Price
                                                                               Appreciation
                       Individual Grants                                     For Option Term
                                 % of Total
                                Options/SARs
                     Options/    Granted to   Exercise or
                       SARs     Employees in  Base Price   Expiration
     Name           Granted(#)  Fiscal Year     ($/Sh)        Date            5% ($)    10% ($)
John E. Stefan        6,000(1)     18.3%       $24.30(2)    12/16/06         $91,692   $232,368
J. Roger Moyer, Jr.   3,000(1)      9.1%        24.30(2)    12/16/06          45,846    116,184
Jere L. Obetz         2,500(1)      7.6%        24.30(2)    12/16/06          38,205     96,820

(1) These options granted December 16, 1996, pending shareholder approval, and under the terms of the 1996 Stock Incentive Plan, are exercisable one third per year for three years commencing on December 16, 1997.

(2) The base price of the grant is adjustable in the event of any change in the number of issued and outstanding shares of stock which results from a stock split, reverse stock split, payment of a stock dividend or any other change in the capital structure of the Corporation.


Aggregated Option Exercises and Fiscal Year-End Values

     Shown below is information with respect to all exercises of stock options awarded to the named officers during the last fiscal year as well as the fiscal year-end option values for each named executive officer under the 1996 Stock Incentive Plan and held by them at December 31, 1996. Options under the 1996 Stock Incentive Plan were granted pending shareholder approval at the 1997 Annual Meeting.

Aggregated Option/SAR Exercises in Last Fiscal Year and Fiscal Year-End Option/SAR Values

                                                Number of Securities     Value of Unexercised
                                               Underlying Unexercised        In-the-money
                                                 Options/SARs at           Options/SARs at
                                                 Fiscal Year-End(#)       Fiscal Year-end($)(1)
                  Shares Acquired    Value
     Name          On Exercise(#) Realized($) Exercisable/Unexercisable Exercisable/Unexercisable
John E. Stefan          ---           ---            ---/6,000(2)              ---/$7,080
J. Roger Moyer, Jr.     ---           ---            ---/3,000(2)              ---/$3,540
Jere L. Obetz           ---           ---            ---/2,500(2)              ---/$2,950

(1) Market value of underlying securities based on the average of the average of the closing bid and ask quotations for five (5) trading days immediately preceding December 31, 1996, minus the exercise price.

(2) Shares granted under the 1996 Stock Incentive Plan, pending shareholder approval.



  Board Compensation Committee Report on Executive Compensation

Role of the Compensation Committee and Compensation Philosophy

      The objectives of the Compensation Committee are to establish the Corporation's compensation philosophy and to monitor compensation programs and related practices for conformity with that philosophy. The Compensation Committee believes that the Corporation should maintain a competitive compensation structure with a strong emphasis toward paying for an employee's contribution and performance. Therefore, the financial interests of the shareholders are served by closely aligning, particularly for executive management, year end financial results with an employee's reward for performance. Accordingly, the Committee and the Corporation adhere to the concept of pay-for-performance thus increasing the opportunity to maximize shareholder value.

      The compensation of the Corporation's and the Bank's top executives is reviewed and approved annually by the Board of Directors. The top executives whose compensation is determined by the Committee include the President and Chief Executive Officer, the Executive Vice President, all senior vice presidents and all senior management employees.
As a guideline for review in determining competitive base salaries, the Committee uses information from salary survey sources from Pennsylvania banks with assets from $500 million to $1 billion, as well as peer banks located in the surrounding geographic region. Many local competitors, which are represented in the above peer groups, share similar performance results to the Bank of Lancaster County. These peer group banks have been utilized because of common industry issues and competition for the same executive talent. The peer group used as a guideline for review in determining executive compensation is not the same peer group that appears in the Shareholder Return Performance Graph.

      The Compensation Committee is comprised of five non-employee directors who are listed below. The Committee met five times during 1996.

CEO Compensation

      The Board of Directors has determined that the Chief Executive Officer's 1996 compensation of $319,075, comprised of $254,114 in base annual salary and $64,961 in bonus is appropriate in light of the following 1996 Corporation performance accomplishments: (1) a 9.08 percent increase in net income; (2) a
15.01 percent return on equity; and (3) a 7.44 percent increase in assets. While there is no direct correlation between the increase in Chief
Executive Officer base salary and the above criteria, the Compensation Committee did review 1995 Corporate performance, as well as the peer bank comparisons mentioned previously, in order to recommend a 5 percent increase in base salary over the previous year.
The Chief Executive Officer's annual performance incentive (bonus) is tied directly to the organizations's performance results by rewarding Mr. Stefan for growth in the Corporation's net income. Mr. Stefan's total bonus of $64,961 represents an increase of 7.2 percent over the total bonus paid in 1995.

     In addition, for the first time, Mr. Stefan was awarded an incentive stock option, pending shareholder approval. This option to purchase 6,000 shares of Corporation Stock is listed in the table on page 13. In addition, the Incentive Stock Option program itself is described on page 21 and 22.


Executive Officer Compensation

      Base salary ranges for executive positions are determined by evaluating the responsibilities of the positions, required skills and experiences and the average compensation paid for similar positions within peer banks of similar asset size and within the Corporation's geographic market region. Annual base salary increases were determined by the Committee based on its subjective analysis of the individual's contribution to the Corporation's strategic goals and objectives, and by taking into account any additional or new responsibilities assumed by the individual in connection with promotions or organizational changes. In determining whether strategic goals and objectives have been achieved, the Board of Directors considers among numerous factors the following: the Corporation's performance as measured by earnings, revenues, return on assets, return on equity, market share, total assets and non-performing loans.
Although the performance and increases in base salary were measured in light of these factors, there is no direct correlation between any specific criterion and the employees' base compensation, nor is there any specific weight provided to any such criteria in the Committee's analysis. The determination by the Committee is subjective after review of all information, including the above, it deems relevant.

      The executive officers of the Corporation and the Bank have an annual management incentive bonus tied directly to the Corporation's performance results. Similar to the Chief Executive Officer, the executive officers' bonuses are directly dependent upon the organization's growth in net income. In addition, for the first time, executive officers have been awarded incentive stock options to encourage ownership in the Corporation and provide continued focus on enhancing shareholder value. The incentive stock option program is described on pages 21 and 22.

      In addition to base salary and the management incentive bonus, executive officers of the Corporation and the Bank may participate currently in the following annual and long-term incentive plans:

                  Bank of Lancaster County, N.A.
                       Employees Stock Plan

      Total compensation opportunities available to the employees of the Bank are influenced by general labor market conditions, the specific responsibilities of the individual and the individual's contributions to the Corporation's success. Individuals are reviewed annually on an anniversary year basis. The Bank strives to offer compensation that is competitive with that offered by employers of comparable size in the banking industry, as well as those within the Corporation's and the Bank's reasonable market area. Through these compensation policies, the Corporation strives to meet its strategic goals and objectives to its constituencies and to provide compensation that is fair and meaningful to its employees.

                              Compensation Committee
                              Robert H. Caldwell, Chairman
                              J. Robert Hess
                              Calvin G. High
                              E. Glenn Nauman
                              Glenn R. Walz


               Shareholder Return Performance Graph

      Set forth below is a line graph comparing the yearly dollar change in the cumulative total shareholder return on the Corporation's common stock against the cumulative total return of the S&P 500 Stock Index and the Peer Group
Index for the period of five fiscal years commencing January 1, 1992 and ending December 31, 1996. The shareholder return shown on the graph below is not necessarily indicative of future performance.

         Comparison of Five-Year Cumulative Total Return

Sterling Financial Corporation Common Stock, S&P 500 & Peer Group Indices

                            1991     1992     1993     1994     1995    1996

  ACNB Corp.               100.00   136.18   199.11   155.18   194.07   186.24
  CNB Financial Corp.      100.00   104.40   109.20   141.01   144.42   183.54
  Citizens & Northern Corp.100.00   106.19   175.16   194.25   223.67   283.92
  Drovers Bancshares Corp. 100.00   131.63   168.93   177.04   217.92   242.36
  First West Chester Corp. 100.00   118.43   137.22   141.91   192.92   216.86
  Franklin Financial
    Services Corp.         100.00   116.17   182.97   185.28   228.44   277.19
  Hanover Bancorp Inc.     100.00   154.39   221.87   264.09   276.31   283.24
  Penn Security Bank
    & Trust Co.            100.00   110.74   147.56   190.81   196.88   211.50
  Penns Woods Bancorp Inc. 100.00   118.41   204.86   244.68   286.70   355.24
  PennRock Financial
    Services Corp.         100.00   130.04   191.35   282.02   201.34   200.18

  Peer Group Total       1,000.00 1,226.58 1,738.23 1,976.29 2,162.64 2,440.26
  Peer Group Index         100.00   122.66   173.82   197.63   216.26   244.03

  Sterling Financial Corp. 100.00   152.02   239.94   316.80   323.61   310.32

  S & P 500                417.09   435.71   466.45   459.27   615.93   740.74
  S & P 500 Index          100.00   104.46   111.83   110.11   147.67   177.60
________________________

(1) The Peer Group for which information appears above includes the following companies: ACNB Corporation; CNB Financial Corporation; Citizens and Northern Corporation; Drovers Bancshares Corporation; First West Chester Corporation; Franklin Financial; Hanover Bancorp, Inc.; Penn Security Bank and Trust Company; PennRock Financial Services;
      Penns Woods Bancorp, Inc.; and Sterling Financial Corporation.
      These companies were selected based on four criteria: total assets between $255 million and $765 million; market capitalization greater than $48 million; headquarters located in Pennsylvania; and not quoted on NASDAQ. This is the same Peer Group as 1995.

                       Employees Stock Plan

      The Bank of Lancaster County maintained during 1996 an Employees Stock Plan (the "Plan") which was approved by the shareholders in 1982. Substantially all Plan assets are invested in the Corporation Common Stock. All employees of the Bank of Lancaster County who have attained the age of 18, have completed one year of service and worked at least
1,000 hours per year are eligible to participate in the Plan. Outside Directors are not eligible to participate in the Plan. Employees of Town & Country, Inc., a wholly-owned subsidiary of the Bank of Lancaster County participate only in the salary deferral feature of the Plan.

      The Plan has two components, a salary deferral feature and a performance incentive feature. Under the salary deferral feature of the Plan, a participant may make voluntary contributions to the Plan each year of between two percent and six percent of compensation. The Bank of Lancaster County will make a matching contribution equal to 25 percent of each participant's voluntary contributions. Effective January 1, 1997, the Plan was amended to allow employees to make voluntary contributions up to a maximum of 10% of total compensation. The provision for the matching contribution remains the same with Bank of Lancaster County contributing 25% of each participant's contribution up to 6%. Under the performance incentive feature of the Plan, the Bank of Lancaster County contributes to the Plan each year an amount determined by the Board of Directors on the basis of the achievement by the Bank of Lancaster County of certain performance objectives; contributions to the Plan may not exceed the amount which is deductible under the Internal Revenue Code. Contributions made by the Bank of Lancaster County to the Plan pursuant to the performance incentive feature are allocated to participants who are employees of Bank of Lancaster County in the same proportion that each participant's compensation bears to the aggregate compensation of all participants.

      Voluntary contributions to the Plan are fully vested at all times. Matching contributions and contributions made by the Bank of Lancaster County to the Plan vest at the rate of 20 percent per year for each year of service. In general terms, benefits under the Plan may be paid to participants upon retirement, termination of employment, disability or death. A participant may under certain circumstances make earlier withdrawals (to the extent of his/her interest in the Plan attributable to voluntary contributions made by him/her) upon a showing of financial hardship.

      The Plan was revised in 1987 for the purpose of adopting certain conforming amendments necessary in order to reflect the occurrence of the holding company reorganization. The Plan was again amended on March 8, 1988 and was approved by the shareholders at the 1988
Annual Meeting. In addition, on December 27, 1994 the Plan was amended by the Board of Directors to provide for employees to make their voluntary contributions on a pre-federal income tax basis commencing on January 1, 1995.

                           Pension Plan

      The Bank of Lancaster County Pension Plan (the "Plan") is a qualified non-contributory defined benefit pension plan that provides retirement benefits to employees of the Bank of Lancaster County and to employees of Town & Country, Inc., a wholly-owned subsidiary of the Bank of Lancaster County. All employees who have completed one year of service, work at least 1,000 hours per year and who have attained the age of 21 are eligible to participate in the Plan. Outside directors do not participate in the Plan. Employees become 100 percent vested upon the completion of five years of service. Contributions to the Plan are made by the Bank of Lancaster County and are determined actuarially.

      Benefits under the Plan (which are not integrated with Social Security benefits) are based upon average monthly compensation (determined on the basis of the highest five consecutive years' base compensation preceding retirement) and years of credited service. For purposes of determining benefits payable under the Plan, the term "compensation" is defined to mean base salary only and does not include overtime pay or bonuses. Compensation paid to Messrs. Stefan, Moyer and Obetz during 1996 and covered by the Plan was $150,000, $134,630, and $94,432, respectively.
As of December 31, 1996, Messrs. Stefan, Moyer and Obetz had accrued 17, 19 and 25 years of credited service, respectively, under the Plan for benefit accrual purposes.

      The following table indicates, for purposes of illustration, the approximate annual retirement benefit that would be payable under the Plan, in the form of a straight life annuity with 120 months' certain period, at age 65, under various assumptions as to average annual compensation and years of credited service. The benefit amounts set forth below are not subject to further deduction for Social Security or other offset amounts. Under the Internal Revenue Code of 1986, as amended, the maximum annual retirement benefit that may be paid in the form of a straight life annuity with 120 months' certain period under a qualified defined benefit plan such as the Plan is $109,390 (subject to adjustment based upon increases in the Consumer Price Index). In addition, salary in excess of $150,000 (effective in the year 1994) is disregarded in determining a participant's retirement benefit pursuant to regulations of the Internal Revenue Service.

              Average
               Annual
            Compensation                Years of Credited Service
                                 10            20          30           40
              $100,000        $15,000       $30,000     $45,000      $60,000
               125,000         18,750        37,500      56,250       75,000
               150,000         22,500        45,000      67,500       90,000
               175,000         22,500        45,000      67,500       90,000
               200,000         22,500        45,000      67,500       90,000
               225,000         22,500        45,000      67,500       90,000
               250,000         22,500        45,000      67,500       90,000
               275,000         22,500        45,000      67,500       90,000
               300,000         22,500        45,000      67,500       90,000
________________________


                   Retirement Restoration Plan

     Bank of Lancaster County adopted a Restoration Plan during 1996 for any officer whose compensation exceeded $150,000. The plan is designed to "restore" the level of benefits lost to these employees under certain qualified retirement plans because of Internal Revenue Code restrictions.

     The plan is designed to mirror the provisions set forth in the qualified retirement plans available to all Bank of Lancaster County employees--the defined benefit pension plan, and the employee stock or 401(k) plan. The plan allows for the calculation of benefits on an officer's salary in excess of $150,000. The effective date of the Plan is May 1, 1996.



                       Employment Agreement

      In April of 1983, the Bank of Lancaster County entered into a five year employment agreement (the "Employment Agreement") with John E. Stefan under the terms of which the Bank engaged Mr. Stefan as its President and Chief Executive Officer. Unless previously terminated or unless notice of intention not to renew is given by either party, the Employment Agreement is subject to automatic renewal for additional terms of five years each. The Employment Agreement may be terminated by the Bank of Lancaster County: (i) without cause, in which case Mr. Stefan is entitled to receive his then current salary for the unexpired balance of the term of the Employment Agreement; or (ii) with cause, in which case Mr. Stefan's right to receive salary and benefits under the Employment Agreement terminates as of the effective date of termination. In the event of any change in control of the Corporation or the Bank of Lancaster County, the right of the Bank of Lancaster County to terminate the Employment Agreement without cause expires and the term of the Employment Agreement is extended automatically. The obligations of the Bank of Lancaster County under the Employment Agreement have been jointly and severally assumed by the Corporation.

Compensation of Directors

      The directors of the Corporation do not receive any additional compensation for their services as such, beyond the compensation paid to them as directors of the Bank of Lancaster County. Each member of the Board of Directors of the Bank of Lancaster County is paid an annual fee of $8,500 for his/her services as a director. This fee is based on attendance of at least 75 percent of the Board meetings held during a calendar year. If a director attends less than 75 percent of the Board meetings held, the director's fee would be reduced by $650 per meeting missed. In addition to the foregoing, each director is paid $275 for each meeting attended of a committee of which he or she is a member. Directors fees are not paid to directors who are also salaried officers of the Bank of Lancaster County.

Transactions with Directors and Executive Officers

      Some of the directors and executive officers of the Corporation and the companies with which they are associated were customers of and had banking transactions with the Bank of Lancaster County during 1996. All loans and loan commitments made to such persons and to the companies with which they are associated were made in the ordinary course of bank business, on substantially the same terms (including interest rates, collateral and repayment terms) as those prevailing at the time for comparable transactions with other persons, and did not involve more than a normal risk of collectibility or present other unfavorable features. It is anticipated that similar transactions will be entered into by the Bank of Lancaster County in the future.

      The contracting firm of Nauman Construction was paid $174,193 in 1996 in connection with construction, renovations and leasehold improvements at various offices of the Bank of Lancaster County. E. Glenn Nauman, a director of the Corporation and the Bank of Lancaster County, is retired Chairman of the Board and retired director of Nauman Construction.

      The Bank of Lancaster County entered into a lease agreement (the "Lease Agreement") in 1984 with High Properties, under the terms of which High Properties constructed and leased to the Bank of Lancaster County a building at 525 Greenfield Road, Lancaster, Pennsylvania. The building was occupied in October of 1984 and served as the administrative headquarters of the Corporation and the Bank of Lancaster County until August 1995. Bank of Lancaster County has also maintained a branch office in this building since October 1984 and continues to maintain a branch office at this location. The term of the lease is 15 years and is subject to renewal. The monthly rent is $12,331.70.
Total rent payments of $140,950.64 were paid by the Bank of Lancaster County to High Properties during 1996 pursuant to the Lease Agreement. On January 10, 1997, a sublease agreement was signed under the terms of which Bank of Lancaster County will sublease to High Employee Services, Ltd. 4,424 square feet of this building.
The term of the lease is two years and eight months to coincide with the original lease expiration date on this building. Total rent to be received over this period of time is $159,264.
Efforts are being made to secure tenants for the additional available space in this building. Calvin G. High, a director of the Corporation and the Bank of Lancaster County, is a partner in High Properties. Additionally, on October 29, 1992, the Bank of Lancaster County entered into a lease agreement with High Properties, under the terms of which High Properties leased to Bank of Lancaster County office space at 1858 Charter Lane, Suite 102, Lancaster, Pennsylvania. Occupancy took place January 18, 1993. The term of the lease was originally five (5) years. The lease was amended February 1, 1994 in order to lease additional space. The term of the lease is four (4) years. Base rent for the entire term is $118,089.24. Total rent payments of $29,920.68 were paid by Bank of Lancaster County during 1996 pursuant to this Lease Agreement.
During 1996, the Bank exercised an early termination clause on this lease at a cost of $5,250. Therefore, this lease terminated January 31, 1997. High Associates, Ltd. and High Construction, Inc., divisions of High Industries, Inc., were paid $386,312 in 1996 in connection with construction, renovations and leasehold improvements at various offices of Bank of Lancaster County and for various other services performed.
Calvin G. High, a director of the Corporation and the Bank of Lancaster County is Senior Vice President of High Industries.

                     SECTION 16(a) BENEFICIAL
                  OWNERSHIP REPORTING COMPLIANCE

      Section 16(a) of the Securities Exchange Act of 1934 requires the Corporation's directors, executive officers and shareholders owning in excess of 10 percent of the Corporation's outstanding equity stock to file initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Corporation with the Securities and Exchange Commission. Based on a review of copies of such reports received by it, and on the statements of the respective reporting person, the Corporation believes that all Section 16(a) filing requirements were complied with in a timely fashion.

PROPOSAL TO APPROVE AND RATIFY THE ADOPTION OF THE STERLING FINANCIAL
                          CORPORATION
                    1996 STOCK INCENTIVE PLAN

     On November 19, 1996, the Board of Directors adopted the Sterling Financial Corporation 1996 Stock Incentive Plan (the "Plan") and reserved 500,000 shares of Common Stock for issuance under the Plan. The purpose of the Plan is to advance the development, growth and financial condition of the Corporation and its subsidiaries by providing incentives through participation in the appreciation of capital stock of the Corporation in order to secure, retain and motivate personnel responsible for the operation and management of the Corporation and its subsidiaries. The Plan is designed to attract and retain individuals of outstanding ability to employment with the Corporation and its subsidiaries, to encourage employees to acquire proprietary interests in the Corporation, to continue employment with the Corporation and its subsidiaries and to render superior performance during such employment.

     The Plan will be deemed effective as of November 19, 1996, if the Plan receives approval by the shareholders, and will continue in effect until all awards under the Plan either have lapsed, been exercised, satisfied or canceled according to the terms under the Plan. The shares of stock that may be issued under the Plan shall not exceed in the aggregate 500,000 shares of the Common Stock, par value $5.00 per share, as may be adjusted from time to time due to stock splits, payments of stock dividends or other changes in the structure of the Corporation's capital.

     The Plan will be administered by a committee consisting only of non-employee directors (the "Committee") and, except as otherwise permitted by certain securities laws, who have not, during the year prior to commencing service on the Committee been, nor will, while a member of the Committee, be, granted any awards under the Plan, or any other Plan of the Corporation that provides for discretionary grants or awards. Persons eligible to receive awards under the Plan shall be those key officers and other management employees of the Corporation and its subsidiaries as determined by the Committee.

Awards

     Awards made under the Plan may be in the form of (i) options to purchase stock intended to qualify as incentive stock options under Sections 421 and 422 of the Internal Revenue Code ("Code") (referred to herein as "Qualified Options"), (ii) options which do not so qualify (referred to herein as "Non-Qualified Options"), (iii) stock appreciation rights ("SARs"); and (iv) and restricted stock (referred to herein as "Restricted Stock"). Every award made to a person under the Plan is exercisable during his or her lifetime only by the recipient and is not saleable, transferable or assignable by the recipient except by will or pursuant to applicable laws of descent and distribution. Generally, awards may be exercised in whole or in part.
Funds received by the Corporation from the exercise of any award shall be used for its general corporate purposes. The Committee may permit an acceleration of previously established exercise terms of any award as, when, under such facts and circumstances, and subject to such other or further requirements and conditions as the Committee may deem necessary or appropriate, including, but not limited to, upon a change of control of the Corporation (as defined in the Plan).

Qualified Options

     Qualified Options shall not be awarded under the Plan more than 10 years after the date the Plan is adopted by the Board of Directors or approved by the shareholders, whichever is earlier and are only exercisable upon the expiration of six months after the date of the award and shall not continue beyond the expiration of 10 years beyond the date of the award. The purchase price of the stock subject to any Qualified Option, as determined by the Committee, shall not be less than the stock's fair market value (as defined in the Plan) at the time the option is awarded or less than its par value. If the recipient of a Qualified Option ceases to be employed by the Corporation, or subsidiary thereof, for any reason other than his or her death or disability, the Committee may permit the recipient to exercise such option during its remaining term for a period not more than three months after cessation of employment. If the recipient ceases to be employed by the Corporation, or subsidiary thereof, due to his or her disability, the three month period will be extended to a 12 month period. If the recipient ceases to be employed by the Corporation, or subsidiary thereof, due to his or her death, the Committee may permit the recipient's qualified personal representatives, or any persons who acquire the options pursuant to his or her will or the laws of descent and distribution, to exercise such option during its remaining term for a period not to exceed 12 months after the recipient's death to the extent that the option was then and remains exercisable.

Non-Qualified Options

     Similar to Qualified Options, Non-Qualified Options are only exercisable upon the expiration of six months after the date of the award and shall not continue beyond the expiration of 10 years beyond the date of the award. If a recipient of a Non-Qualified Option ceases to be eligible under the Plan before the option lapses or before it is fully exercised, the Committee may permit the recipient to exercise the option during its remaining term, to the extent that the option was then and remains exercisable, for such time period and under such terms and conditions as may be prescribed by the Committee. The purchase price of a share of stock pursuant to a Non-Qualified Option, as determined by the Committee, shall not be less than the stock's fair market value (as defined in the Plan) at the time such option is awarded.

Stock Appreciation Rights

     SARs may be granted either alone, or in connection with another previously or contemporaneously granted award (other than another SAR). Each SAR entitles its recipient to receive, upon exercise, all or a portion of the excess of (i) the fair market value at the time of such exercise of a specified number of shares of stock as determined by the Committee, over (ii) a specified price as determined by the Committee of such number of shares of stock that, on a per share basis, is not less that the stock's fair market value at the time the SAR is awarded. Upon exercise of any SAR, the recipient is either paid in cash, in stock or a combination thereof, as determined by the Committee. SARs are only exercisable upon the expiration of six months after the date of the award and shall not continue beyond the expiration of 10 years beyond the date of the award; however, no SAR connected with another award shall be exercisable beyond the last date that such other connected award may be exercised. If a recipient of a SAR ceases to be eligible under the Plan before it lapses or before it is fully exercised, the Committee may permit the recipient to exercise such SAR during its remaining term, to the extent that the SAR was then and remains exercisable, for such time period and under such terms and conditions as may be prescribed by the Committee.

Restricted Stock

     Restricted Stock is stock that may be acquired by and issued to a recipient at such time, for such or for no purchase price, and under and subject to such transfer, forfeiture and other restrictions, conditions, or terms as are determined by the Committee, including but not limited to, prohibitions against transfer, substantial risks of forfeiture within the meaning of Section 83 of the Code, and attainment of performance or other goals, objectives or standards, all for or applicable to time periods, determined by the Committee.
A recipient of restricted stock has the rights of a shareholder, including without limitation, the right to vote the shares and receive dividends on the shares. During the period of any restrictions, conditions, or terms applicable to the restricted stock, however, the shares, the right to vote the shares and to receive dividends on the shares may not be sold, assigned, transferred, exchanged, pledged, hypothecated, encumbered or otherwise disposed of except as permitted by the Plan or the respective award. Each certificate for shares of restricted stock will bear a restrictive legend until all conditions or restrictions lapse or are satisfied. If a recipient's employment with the Corporation or its subsidiaries ceases, for any reason, prior to lapse or satisfaction of the restrictions, conditions or terms applicable to the restricted stock, all stock subject to unexpired restrictions is forfeited absolutely by the recipient to the Corporation.

Federal Tax Consequences

     An employee who receives Qualified Options will not recognize taxable income on the grant or the exercise of the option. If the stock acquired by the exercise of a Qualified Option is held until the later of: (i) two years from the date of the grant, and (ii) one year from the date of exercise, any gain (or loss) recognized on the sale or exchange of the stock will be treated as long-term capital gain (or loss), and the Corporation will not be entitled to any income tax deduction. If stock acquired on exercise of a Qualified Option is sold or exchanged before the expiration of the required holding period, the employee will recognize ordinary income in the year of disposition in an amount equal to the difference between the option price and the lesser of the fair market value of the stock on the date of exercise, or the selling price. In the event of a disqualifying disposition, the Corporation will be entitled to an income tax deduction in the year of such disposition in an amount equal to the amount of ordinary income recognized by the employee.

     An employee who receives a Non-Qualified Option will not recognize taxable income on the grant of the option, however upon exercise, he or she will recognize ordinary income in an amount equal to the excess of the fair market value of the stock on the date that the option is exercised over the purchase price paid for the stock. The Corporation will be entitled to an income tax deduction in the year of exercise in an amount equal the amount of income recognized by the employee.

     A SAR is not taxed at the time it is granted, even if it is immediately exercisable. A SAR is taxed at exercise. If cash is received at exercise, the payment is considered compensation income to the recipient, and the Corporation may take a deduction for this expense. In addition, the Corporation receives a deduction equal to the amount included in income by the recipient.

     The recipient of restricted stock is deemed to have received gross income in an amount equal to the excess of the fair market value of the stock over the amount paid for the stock, if any, by the recipient at the time that all restrictions applicable to the stock lapse or are satisfied. If the restricted stock is forfeited prior to the lapse or satisfaction of restrictions, there are tax consequences to the recipient. The Corporation will be entitled to a deduction equal to the amount included in the income of the recipient in the Corporation's taxable year in which or with which ends the taxable year of the recipient in which the income was included.


New Plan Benefits Table

                       1996 Stock Incentive Plan

                               Dollar
Name and Position           Value ($)(1)       Number of Options
John E. Stefan
 Chairman of the
 Board, President
 and Chief Executive
 Officer of Sterling
 Financial
 Corporation and
 Bank of Lancaster
 County, N.A.                          $ 7,080                 6,000

J. Roger Moyer, Jr.
 Executive Vice
 President of
 Sterling Financial
 Corporation and
 Bank of Lancaster
 County, N.A.                          $ 3,540                 3,000

Jere L. Obetz
 Senior Vice
 President/Chief
 Financial Officer of
 Sterling Financial
 Corporation and Bank
 Bank of Lancaster
 County, N.A.                          $ 2,950                 2,500

All Executive officers
 as a group (four persons)             $13,806                11,700

Non-executive director group           $     0                     0

Non-executive officer
 employee group (twenty
  persons)                             $24,957                21,150

(1) Dollar value is the difference between the market value at December 31, 1996 and the exerciseable price at grant date, times the number of options.


     The foregoing discussion of the Plan consists of only a summary and is qualified in its entirety by reference to the full text of the Plan attached as Exhibit "A" to this proxy statement. Exhibit "A" is deemed to be an integral part of this Proxy Statement and incorporated in its entirety by reference.

     The Board of Directors recommends a vote FOR the following resolution which will be presented at the Annual Meeting:

          "RESOLVED, that the Sterling Financial Corporation 1996 Stock Incentive Plan, the text of which is set forth in full and in its entirety in the proxy statement for the 1997 Annual Meeting of Shareholders as Exhibit "A", is hereby approved, adopted, ratified and confirmed by the shareholders of the Corporation."

     The approval and ratification of the Plan requires the affirmative vote of at least a majority of all votes cast by shareholders. Proxies solicited by the Board of Directors will be voted for the foregoing resolution unless shareholders specify to the contrary on their proxies.

                   RATIFICATION OF SELECTION OF
             INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

      The Board of Directors of the Corporation has selected the firm of Trout, Ebersole & Groff as independent certified public accountants to audit the books, records and accounts of the Corporation and the Bank of Lancaster County for the year 1997, subject to ratification by vote of a majority of the shares of Common Stock represented at the 1997 Annual Meeting. Trout, Ebersole & Groff has served as independent certified public accountants for the Corporation and its predecessor, the Bank of Lancaster County, since 1979.
In the event that the shareholders do not ratify the selection of Trout, Ebersole & Groff, the selection of independent certified public accountants will be reconsidered and made by the Board of Directors.

      A representative of Trout, Ebersole & Groff is expected to be present at the 1997 Annual Meeting and will be given an opportunity to make a statement if he should so desire and to be available to respond to appropriate questions.

      The Board of Directors recommends that the shareholders vote FOR the ratification of the selection of Trout, Ebersole & Groff as independent certified public accountants for the fiscal year ending December 31, 1997.


                      ADDITIONAL INFORMATION

      A COPY OF THE ANNUAL REPORT OF THE CORPORATION ON FORM 10-K FOR ITS FISCAL YEAR ENDED DECEMBER 31, 1996, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, INCLUDING FINANCIAL STATEMENTS AND FINANCIAL STATEMENT SCHEDULES, IS AVAILABLE WITHOUT CHARGE TO SHAREHOLDERS UPON WRITTEN REQUEST ADDRESSED TO RONALD L. BOWMAN, VICE PRESIDENT/SECRETARY, STERLING FINANCIAL CORPORATION,
101 NORTH POINTE BOULEVARD, LANCASTER, PENNSYLVANIA  17601-4133.


                          OTHER MATTERS

      The Board of Directors of the Corporation knows of no matters other than those discussed in this Proxy Statement that will be presented at the 1997 Annual Meeting. However, if any other matters are properly brought before the meeting, any Proxy given pursuant to this solicitation will be voted in accordance with the recommendations of the management of the Corporation.


                                    BY ORDER OF THE BOARD OF DIRECTORS


                                    JOHN E. STEFAN
                                    Chairman of the Board,
                                    President and
                                    Chief Executive Officer

Lancaster, Pennsylvania
March 28, 1997


                              EXHIBIT A



                    STERLING FINANCIAL CORPORATION
                      1996 STOCK INCENTIVE PLAN


     1. Purpose. The purpose of this Stock Incentive Plan (the "Plan") is to advance the development, growth and financial condition of Sterling Financial Corporation (the "Corporation") and each subsidiary thereof as defined in
Section 424 of the Internal Revenue Code of 1986, as amended (the "Code"), by providing incentives through participation in the appreciation of capital stock of the Corporation so as to secure, retain and motivate personnel who may be responsible for the operation and management of the affairs of the Corporation and any such subsidiary now or hereafter existing ("Subsidiary").

     2. Term. The Plan shall become effective as of the date it is adopted by the Corporation's Board of Directors (the "Board"), so long as the Corporation's stockholders duly approve the Plan within twelve (12) months either before or after the date of the Board's adoption of the Plan. Any and all options and rights awarded under the Plan ("Awards") before it is so approved by the Corporation's stockholders shall be conditional upon and may not be exercised before timely obtainment of such approval, and shall lapse upon the failure thereof. If the Plan is so approved, it shall continue in effect until all Awards either have lapsed or been exercised, satisfied or cancelled according to their terms under the Plan.

     3. Stock. The shares of stock that may be issued under the Plan shall not exceed in the aggregate 500,000 shares of the Corporation's common stock, par value $5.00 per share (the "Stock"), as may be adjusted pursuant to paragraph 18 hereof. Such shares of Stock may be either authorized and unissued shares of Stock, or authorized shares of Stock issued by the Corporation and subsequently reacquired by it as treasury stock. Under no circumstances shall any fractional shares of Stock be issued or sold under the Plan or any Award. Except as may be otherwise provided in the Plan, any Stock subject to an Award that for any reason lapses or terminates prior to its exercise as to such Stock shall become and again be available under the Plan.
The Corporation shall reserve and keep available, and shall duly apply for any requisite governmental authority to issue or sell the number of shares of Stock needed to satisfy the requirements of the Plan while in effect. The Corporation's failure to obtain any such governmental authority deemed necessary by the Corporation's legal counsel for the lawful issuance and sale of Stock under the Plan shall relieve the Corporation of any duty, or liability for the failure to issue or sell such Stock as to which such authority has not been obtained.

     4. Administration. The Plan shall be administered by a committee (the "Committee") consisting exclusively of two (2) or more non-employee directors from the Board serving for such terms as determined, selected and appointed by the Board. The Board shall fill all vacancies occurring in the Committee's membership, and at any time and for any reason may add additional members to the Committee or may remove members from the Committee and appoint their successors, except as otherwise permitted under Section 16(b) of the
Securities Exchange Act of 1934, as amended, and applicable rules and regulations thereto, a member of the Committee must be a director of the Corporation and during the year prior to commencing service on the Committee, and while a member of the Committee, was not granted or awarded any Awards, allocations or other options or rights of or with respect to Stock or any other equity securities of the Corporation or its affiliates pursuant to the Plan or any other plan of the Corporation or its
affiliates which provides for grants or awards.   A majority of the Committee's
membership shall constitute a quorum for the transaction of all business of the Committee, and all decisions and actions taken by the Committee shall be determined by a majority of the members of the Committee attending a meeting at which a quorum of the Committee is present.

     The Committee shall be responsible for the management and operation of the Plan and, subject to its provisions, shall have full, absolute and final power and authority, exercisable in its sole discretion: to interpret and construe the provisions of the Plan, adopt, revise and rescind rules and regulations relating to the Plan and its administration, and decide all questions of fact arising in the application thereof; to determine what, to whom, when and under what facts and circumstances Awards shall be made, and the form, number, terms, conditions and duration thereof, including but not limited to when exercisable, the number of shares of Stock subject thereto, and Stock option purchase prices; to adopt, revise and rescind procedural rules for the transaction of the Committee's business, subject to any directives of the Board not inconsistent with the provisions or intent of the Plan or applicable provisions of law; and to make all other determinations and decisions, take all actions and do all things necessary or appropriate in and for the administration of the Plan. The Committee's determinations, decisions and actions under the Plan, including but not limited to those described above, need not be uniform or consistent, but may be different and selectively made and applied, even in similar circumstances and among similarly situated persons. Unless contrary to the provisions of the Plan, all decisions, determinations and actions made or taken by the Committee shall be final and binding upon the Corporation and all interested persons, and their heirs, personal and legal representatives, successors, assigns and beneficiaries. No member of the Committee or of the Board shall be liable for any decision, determination or action made or taken in good faith by such person under or with respect to the Plan or its administration.

     5. Awards. Awards may be made under the Plan in the form of: (a) "Qualified Options" to purchase Stock that are intended to qualify for certain tax treatment as incentive stock options under Sections 421 and 422 of the Code,
(b) "Non-Qualified Options" to purchase Stock that are not intended to qualify under Sections 421-424 of the Code, (c) Stock appreciation rights ("SARs"), or
(d) "Restricted Stock". More than one Award may be granted to an eligible person, and the grant of any Award shall not prohibit the grant of any other Award, either to the same person or otherwise, or impose any obligation upon the person to whom granted to exercise the Award. All Awards and the terms and conditions thereof shall be set forth in written agreements, in such form and content as approved by the Committee from time to time, and shall be subject to the provisions of the Plan whether or not contained in such agreements.
Multiple Awards for a particular person may be set forth in a single written agreement or in multiple agreements, as determined by the Committee, but in all cases each agreement for one or more Awards shall identify each of the Awards thereby represented as a Qualified Option, Non-Qualified Option, SAR, or Restricted Stock, as the case may be. Every Award made to a person (a "Recipient") shall be exercisable during his or her lifetime only by the Recipient, and shall not be salable, transferable or assignable by the Recipient except by his or her Will or pursuant to applicable laws of descent and distribution.

     6. Eligibility. Persons eligible to receive Awards shall be those key officers and other management employees of the Corporation and each Subsidiary
as determined by the Committee.   In no case, however, shall any
current member of the Committee be eligible to receive any Awards.
A person's eligibility to receive Awards shall not confer upon him or her any right to receive any Awards;
rather, the Committee shall have the sole authority, exercisable in its discretion consistent with the provisions of the Plan, to select when, to whom and under what facts and circumstances Awards will be made. Except as otherwise provided, a person's eligibility to receive, or actual receipt of Awards under the Plan shall not limit or affect his or her benefits under or eligibility to participate in any other incentive or benefit plan or program of the Corporation or its affiliates.

     7. Qualified Options. In addition to other applicable provisions of the Plan, all Qualified Options and Awards thereof shall be under and subject to the following terms and conditions:

          (a)  No Qualified Option shall be awarded more than ten
     (10) years after the date the Plan is adopted by the Board or the date the Plan is approved by the Corporation's stockholders, whichever date is earlier;

          (b) The time period during which any Qualified Option is exercisable, as determined by the Committee, shall not commence before the expiration of six (6) months or continue beyond the expiration of ten (10) years after the date such Option is awarded;

          (c) If the Recipient of a Qualified Option ceases to be employed by the Corporation or any Subsidiary for any reason other than his or her death, the Committee may permit the Recipient thereafter to exercise such Option during its remaining term for a period of not more than three (3) months after such cessation of employment to the extent that the Option was then and remains exercisable, unless such employment cessation was due to the Recipient's disability as defined in Section 422(e)(3) of the Code, in which case such three (3) month period shall be twelve (12) months; if the Recipient dies while employed by the Corporation or a Subsidiary, the Committee may permit the Recipient's qualified personal representatives, or any persons who acquire the Qualified Option pursuant to his or her Will or laws of descent and distribution, thereafter to exercise such Option during its remaining term for a period of not more than twelve (12) months after the Recipient's death to the extent that the Option was then and remains exercisable; the Committee may impose terms and conditions upon and for said exercise of such Qualified Option after such cessation of the Recipient's employment or his or her death;

          (d) The purchase price of a share of Stock subject to any Qualified Option, as determined by the Committee, shall not be less than the Stock's fair market value at the time such Option is awarded, as determined under paragraph 13 hereof, or less than the Stock's par value.

     8. Non-Qualified Options. In addition to other applicable provisions of the Plan, all Non-Qualified Options and Awards thereof shall be under and subject to the following terms and conditions:

          (a) The time period during which any Non-Qualified Option is exercisable, as determined by the Committee, shall not commence before the expiration of six (6) months or continue beyond the expiration of ten (10) years after the date such Option is awarded;

          (b) If a Recipient of a Non-Qualified Option, before its lapse or full exercise, ceases to be eligible under the Plan, the Committee may permit the Recipient thereafter to exercise such Option during its remaining term, to the extent that the Option was then and remains exercisable, for such time period and under such terms and conditions as may be prescribed by the Committee;

          (c) The purchase price of a share of Stock subject to any Non-Qualified Option, as determined by the Committee, shall not be less than the Stock's fair market value at the time such Option is awarded, as determined under paragraph 13 hereof.

      9. Stock Appreciation Rights. In addition to other applicable provisions of the Plan, all SARs and Awards thereof shall be under and subject to the following terms and conditions:

          (a) SARs may be granted either alone, or in connection with another previously or contemporaneously granted Award (other than another SAR) so as to operate in tandem therewith by having the exercise of one affect the right to exercise the other, as and when the Committee may determine; however, no SAR shall be awarded in connection with a Qualified Option more than ten (10) years after the date the Plan is adopted by the Board or the date the Plan is approved by the Corporation's stockholders, whichever date is earlier;

          (b) Each SAR shall entitle its Recipient to receive upon exercise of the SAR all or a portion of the excess of
     (i) the fair market value at the time of such exercise of a specified number of shares of Stock as determined by the Committee, over (ii) a specified price as determined by the Committee of such number of shares of Stock that, on a per share basis, is not less than the Stock's fair market value at the time the SAR is awarded;

          (c) Upon exercise of any SAR, the Recipient shall be paid either in cash or in Stock, or in any combination thereof, as the Committee shall determine; if such payment is to be made in Stock, the number of shares thereof to be issued pursuant to the exercise shall be determined by dividing the amount payable upon exercise by the Stock's fair market value at the time of exercise;

          (d)  The time period during which any SAR is
     exercisable, as determined by the Committee, shall not commence before the expiration of six (6) months or continue beyond the expiration of ten (10) years after the date such SAR is awarded; however, no SAR connected with another Award shall be exercisable beyond the last date that such other connected Award may be exercised;

          (e) If a Recipient of a SAR, before its lapse or full exercise, ceases to be eligible under the Plan, the Committee may permit the Recipient thereafter to exercise such SAR during its remaining term, to the extent that the SAR was then and remains exercisable, for such time period and under such terms and conditions as may be prescribed by the Committee;

          (f) No SAR shall be awarded in connection with any Qualified Option unless the SAR (i) lapses no later than the expiration date of such connected Option, (ii) is for not more than the difference between the Stock purchase price under such connected Option and the Stock's fair market value at the time the SAR is exercised, (iii) is transferable only when and as such connected Option is transferable and under the same conditions, (iv) may be exercised only when such connected Option may be exercised, and (v) may be exercised only when the Stock's fair market value exceeds the Stock purchase price under such connected Option.

     10. Restricted Stock. In addition to other applicable provisions of the Plan, all Restricted Stock and Awards thereof shall be under and subject to the following terms and conditions:

          (a) Restricted Stock shall consist of shares of Stock that may be acquired by and issued to a Recipient at such time, for such or no purchase price, and under and subject to such transfer, forfeiture and other restrictions, conditions or terms as shall be determined by the Committee, including but not limited to prohibitions against transfer, substantial risks of forfeiture within the meaning of
     Section 83 of the Code, and attainment of performance or other goals, objectives or standards, all for or applicable to such time periods as determined by the Committee;

          (b) Except as otherwise provided in the Plan or the Restricted Stock Award, a Recipient of shares of Restricted Stock shall have all the rights as does a holder of Stock, including without limitation the right to vote such shares and receive dividends with respect thereto; however, during the time period of any restrictions, conditions or terms applicable to such Restricted Stock, the shares thereof and the right to vote the same and receive dividends thereon shall not be sold, assigned, transferred, exchanged, pledged, hypothecated, encumbered or otherwise disposed of except as permitted by the Plan or the Restricted Stock Award;

          (c)  Each certificate issued for shares of Restricted
     Stock shall be deposited with the Secretary of the Corporation, or the office thereof, and shall bear a legend in substantially the following form and content:

          This Certificate and the shares of Stock hereby represented are subject to the provisions of the Corporation's Stock Incentive Plan and a certain agreement entered into between the owner and the Corporation pursuant to said Plan. The release of this Certificate and the shares of Stock hereby represented from such provisions shall occur only as provided by said Plan and agreement, a copy of which are on file in the office of the Secretary of the Corporation.

     Upon the lapse or satisfaction of the restrictions, conditions and terms applicable to such Restricted Stock, a certificate for the shares of Stock free thereof without such legend shall be issued to the Recipient;


          (d) If a Recipient's employment with the Corporation or a Subsidiary ceases for any reason prior to the lapse of the restrictions, conditions or terms applicable to his or her Restricted Stock, all of the Recipient's Restricted Stock still subject to unexpired restrictions, conditions or terms shall be forfeited absolutely by the Recipient to the Corporation without payment or delivery of any consideration or other thing of value by the Corporation or its affiliates, and thereupon and thereafter neither the Recipient nor his or her heirs, personal or legal representatives, successors, assigns, beneficiaries, or any claimants under the Recipient's Last Will or laws of descent and distribution, shall have any rights or claims to or interests in the forfeited Restricted Stock or any certificates representing shares thereof, or claims against the Corporation or its affiliates with respect thereto.

     11. Exercise. Except as otherwise provided in the Plan, Awards may be exercised in whole or in part by giving written notice thereof to the Secretary of the Corporation, or his or her designee, identifying the Award being exercised, the number of shares of Stock with respect thereto, and other information pertinent to exercise of the Award. The purchase price of the shares of Stock with respect to which an Award is exercised shall be paid with the written notice of exercise, either in cash or in Stock at its then current fair market value, or in any combination thereof, as the Committee shall determine; provided, that if the Stock tendered as payment for a Qualified Option was acquired through the exercise of a Qualified Option, the Recipient must have held such Stock for a period not less than the holding period described in Code
Section 422(a)(1). Funds received by the Corporation from the exercise of any Award shall be used for its general corporate purposes.

     The number of shares of Stock subject to an Award shall be reduced by the number of shares of Stock with respect to which the Recipient has exercised rights under the Award. If a SAR is awarded in connection with another Award, the number of shares of Stock that may be acquired by the Recipient under the other connected Award shall be reduced by the number of shares of Stock with respect to which the Recipient has exercised his or her SAR, and the number of shares of Stock subject to the Recipient's SAR shall be reduced by the number of shares of Stock acquired by the Recipient pursuant to the other connected
Award.

     The Committee may permit an acceleration of previously established exercise terms of any Awards or the lapse of restrictions thereon as, when, under such facts and circumstances, and subject to such other or further requirements and conditions as the Committee may deem necessary or appropriate. In addition: (a) if the Corporation or its stockholders execute an agreement to dispose of all or substantially all of the Corporation's assets or capital stock by means of sale, merger, consolidation, reorganization, liquidation or otherwise, as a result of which the Corporation's stockholders as of immediately before such transaction will not own at least fifty percent (50%) of the total combined voting power of all classes of voting capital stock of the surviving entity (be it the Corporation or otherwise) immediately after the consummation of such transaction, thereupon any and all Awards immediately shall become and remain exercisable with respect to the total number of shares of Stock still subject thereto for the remainder of their respective terms unless the transaction is not consummated and the agreement expires or is terminated, in which case thereafter all Awards shall be treated as if said agreement never had been executed; (b) if there is an actual, attempted or threatened change in the ownership of at least twenty-five percent (25%) of all classes of voting capital stock of the Corporation, as determined by the Committee in its sole discretion, through the acquisition of, or an offer to acquire such percentage of the Corporation's voting capital stock by any person or entity, or persons or entities acting in concert or as a group, and such acquisition or offer has not been duly approved by the Board, thereupon any and all Awards immediately shall become and remain exercisable with respect to the total number of shares of Stock still subject thereto for the remainder of their respective terms; or (c) if during any period of two
(2) consecutive years, the individuals who at the beginning of such period constituted the Board, cease for any reason to constitute at least a majority of the Board, unless the election of each director of the Board, who was not a director of the Board at the beginning of such period, was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of such period, thereupon any and all Awards immediately shall become and remain exercisable with respect to the total amount of shares of Stock still subject thereto for the remainder of their respective terms. If an event described in
(a), (b) or (c) occurs, the Committee shall immediately notify the Recipients in writing of the occurrence of such event and their rights under this paragraph 11.

     12. Withholding. Whenever the Corporation is about to issue or transfer Stock pursuant to any Award, the Corporation may require the Recipient to remit to the Corporation an amount sufficient to satisfy fully any federal, state and other jurisdictions' income and other tax withholding requirements prior to the delivery of any certificates for such shares of Stock. Whenever payments are to be made in cash to any Recipient pursuant to his or her exercise of an Award, such payments shall be made net after deduction of all amounts sufficient to satisfy fully any federal, state and other jurisdictions' income and other tax withholding requirements.

     13. Value. Where used in the Plan, the "fair market value" of Stock or Options or rights with respect thereto, including Awards, shall mean and be determined by: (a) in the event that the Stock is listed on an established exchange, the closing price of the Stock on the relevant date or, if no trade occurred on that day, on the next preceding day on which a trade occurred,
(b) in the event that the Stock is not listed on an established exchange, but is then quoted on the National Association of Securities
Dealers Automated Quotation System ("NASDAQ"), the average of the average of the closing bid and asked quotations of the Stock for the five (5) trading days immediately preceding the
relevant date, or (c) in the event that the Stock is not then listed on an established exchange or quoted on NASDAQ, the average of the average of the closing bid and asked quotations of the Stock for five (5) trading days immediately preceding the relevant date as reported by such brokerage firms which are then making a market in the Stock. In the event that the Stock is not listed on an established exchange, quoted on
NASDAQ,  and no closing bid and asked quotations are available, fair market value shall be determined in good faith by
the Committee.  In the case of (b) or (c) above, in the event that no closing bid or asked quotation is available on one or more of such trading days, fair market value shall be determined by reference to the five (5) trading days immediately preceding the relevant date on which closing bid and asked quotations are available.

     14. Amendment. To the extent permitted by applicable law, the Board may amend, suspend, or terminate the Plan at any time; provided, however, that: (a) no amendment may be adopted that permits an Award to be granted to any member of the Committee; (b) with respect to qualified options, except as specified in paragraph 18 hereof, no amendment may be adopted that will increase the number of shares reserved for Awards under the Plan, change the option price, or change the provisions required for compliance with Section 422 of the Code and regulations issued thereunder. The amendment or termination of this Plan shall not, without the consent of the Recipients, alter or impair any rights or obligations under any Award previously granted hereunder.

     In addition and subject to the foregoing, the Committee may prescribe other or additional terms, conditions and provisions with respect to the grant or exercise of any or all Awards as the Committee may determine necessary or appropriate for such Awards and the Stock subject thereto to qualify under and comply with all applicable laws, rules and regulations, and changes therein, including but not limited to the provisions of Sections 421 and 422 of the Code and Section 16 of the Securities Exchange Act of 1934, as amended. Without limiting the generality of the preceding sentence, each Qualified Option, and any SAR awarded in connection therewith, shall be subject to such other and additional terms, conditions and provisions as the Committee may deem necessary or appropriate in order to qualify such Option, or connected Option and SAR, as an incentive stock option under Section 422 of the Code, including but not limited to the following provisions:

          (i) the aggregate fair market value, at the time such Option is awarded, of the Stock subject thereto and of any Stock or other capital stock with respect to which incentive stock options qualifying under Sections 421 and 422 of the Code are exercisable for the first time by the Recipient during any calendar year under the Plan and any other plans of the Corporation or its affiliates, shall not exceed $100,000.00; and

          (ii) No Qualified Option, or any SAR in connection therewith, shall be awarded to any person if at the time of such Award, such person owns Stock possessing more than ten percent (10%) of the total combined voting power of all classes of capital stock of the Corporation or its affiliates, unless at the time such Option or SAR is awarded the Stock purchase price under such Option is at least one hundred and ten percent (110%) of the fair market value of the Stock subject to such Option and the Option (and any SAR connected therewith) by its terms is not exercisable after the expiration of five (5) years from the date it is awarded.

From time to time, the Committee may rescind, revise and add to any of such terms, conditions and provisions as may be necessary or appropriate to have any Awards be or remain qualified and in compliance with all applicable laws, rules and regulations, and may delete, omit or waive any of such terms, conditions or provisions that are no longer required by reason of changes in applicable laws, rules or regulations.

     15. Continued Employment. Nothing in the Plan or any Award shall confer upon any Recipient or other persons any right to continue in the employment of, or maintain any particular relationship with the Corporation or its affiliates, or limit or affect any rights, powers or privileges that the Corporation or its affiliates may have to supervise, discipline and terminate such Recipient or other persons, and the employment and other relationships thereof. However, the Committee may require as a condition of making and/or exercising any Award that its Recipient agree to, and in fact provide services, either as an employee or in another capacity, to or for the Corporation or any Subsidiary for such time period following the date the Award is made and/or exercised as the Committee may prescribe. The immediately preceding sentence shall not apply to any Qualified Option to the extent such application would result in disqualification of said Option as an incentive stock option under Sections 421 and 422 of the Code.

     16. General Restrictions. Each Award shall be subject to the requirement and provision that if at any time the Committee determines it necessary or desirable as a condition of or in consideration of making such Award, or the purchase or issuance or Stock thereunder, (a) the listing, registration or qualification of the Stock subject to the Award, or the Award itself, upon any securities exchange or under any federal or state securities or other laws, (b) the approval of any governmental authority, or (c) an agreement by the Recipient with respect to disposition of any Stock (including without limitation that at the time of the Recipient's exercise of the Award, any Stock thereby acquired is being and will be acquired solely for investment purposes and without any intention to sell or distribute such Stock), then such Award shall not be consummated in whole or in part unless such listing, registration, qualification, approval or agreement shall have been appropriately effected or obtained to the satisfaction of the Committee and legal counsel for the Corporation.

     17. Rights. Except as otherwise provided in the Plan, the Recipient of any Award shall have no rights as a holder of the Stock subject thereto unless and until one or more certificates for the shares of such Stock are issued and delivered to the Recipient.
No adjustments shall be made for dividends, either ordinary or extraordinary, or any other distributions with respect to Stock, whether made in cash, securities or other property, or any rights with respect thereto, for which the record date is prior to the date that any certificates for Stock subject to an Award are issued to the Recipient pursuant to his or her exercise thereof. No Award, or the grant thereof, shall limit or affect the right or power of the Corporation or its affiliates to adjust, reclassify, recapitalize, reorganize or otherwise change its or their capital or business structure, or to merge, consolidate, dissolve, liquidate or sell any or all of its or their business, property or assets.

     18. Adjustments. In the event of any change in the number of issued and outstanding shares of Stock which results from a stock split, reverse stock split, payment of a stock dividend or any other change in the capital structure of the Corporation, the Committee shall proportionately adjust the maximum number of shares subject to each outstanding Award, and (where appropriate) the purchase price per share thereof (but not the total purchase price under the Award), so that upon exercise or realization of such Award, the Recipient shall receive the same number of shares he or she would have received had he or she been the holder of all shares subject to his or her outstanding Award and immediately before the effective date of such change in the number of issued and outstanding shares of Stock. Such adjustments shall not, however, result in the issuance of fractional shares. Any adjustments under this paragraph 18 shall be made by the Committee, subject to approval by the Board.
No adjustments shall be made that would cause a Qualified Option to fail to continue to qualify as an incentive stock option within the meaning of Section 422 of the Code.

     In the event the Corporation is a party to any merger, consolidation or other reorganization, any and all outstanding Awards shall apply and relate to the securities to which a holder of Stock is entitled after such merger, consolidation or other reorganization. Upon any liquidation or dissolution of the Corporation, any and all outstanding Awards shall terminate upon consummation of such liquidation or dissolution, but prior to such consummation shall be exercisable to the extent that the same otherwise are exercisable under the Plan.

     19. Forfeiture. Notwithstanding anything to the contrary in this Plan, if the Committee finds after full consideration of the facts presented on behalf of the Corporation and the involved Recipient, that he or she has been engaged in fraud, embezzlement, theft, commission of a felony, or dishonesty in the course of his or her employment by the Corporation or any Subsidiary that has damaged it, or that the Recipient has disclosed trade secrets of the Corporation or its affiliates, the Recipient shall forfeit all rights under and to all unexercised Awards, and all exercised Awards under which the Corporation has not yet delivered payment or certificates for shares of Stock (as the case may be), all of which Awards and rights shall be automatically canceled. The decision of the Committee as to the cause of the Recipient's discharge from employment with the Corporation or any Subsidiary and the damage thereby suffered shall be final for purposes of the Plan, but shall not affect the finality of the Recipient's discharge by the Corporation or Subsidiary for any other purposes. The preceding provisions of this paragraph shall not apply to any Qualified
Option to the extent such application would result in disqualification of said Option as an incentive stock option under Sections
421 and 422 of the Code.

     20. Indemnification. In and with respect to the administration of the Plan, the Corporation shall indemnify each present and future member of the Committee and/or of the Board, who shall be entitled without further action on his or her part to indemnity from the Corporation for all damages, losses, judgments, settlement amounts, punitive damages, excise taxes, fines, penalties, costs and expenses (including without limitation attorneys' fees and disbursements) incurred by such member in connection with any threatened, pending or completed action, suit or other proceedings of any nature, whether civil, administrative, investigative or criminal, whether formal or informal, and whether by or in the right or name of the Corporation, any class of its security holders, or otherwise, in which such member may be or have been involved, as a party or otherwise, by reason of his or her being or having been a member of the Committee and/or of the Board, whether or not he or she continues to be such a member. The provisions, protection and benefits of this paragraph shall apply and exist to the fullest extent permitted by applicable law to and for the benefit of all present and future members of the Committee and/or of the Board, and their respective heirs, personal and legal representatives, successors and assigns, in addition to all other rights that they may have as a matter of law, by contract, or otherwise, except (a) as may not be allowed by applicable law,
(b) to the extent there is entitlement to insurance proceeds under insurance coverage provided by the Corporation on account of the same matter or proceeding for which indemnification hereunder is claimed, or (c) to the extent there is entitlement to indemnification from the Corporation, other than under this paragraph, on account of the same matter or proceeding for which indemnification hereunder is claimed.

     21. Miscellaneous. Any reference contained in this Plan to a particular section or provision of law, rule or regulation, including but not limited to the Internal Revenue Code of 1986 and the Securities Exchange Act of 1934, both as amended, shall include any subsequently enacted or promulgated section or provision of law, rule or regulation, as the case may be, of similar import. With respect to persons subject to Section 16 of the Securities Exchange Act of 1934, as amended, transactions under this Plan are intended to comply with all applicable conditions of Rule 16b-3 or any successor rule that may be promulgated by the Securities and Exchange Commission, to the extent any provision of this Plan or action by the Committee fails to so comply, it shall be deemed null and void, to the extent permitted by applicable law and deemed advisable by the Committee, and to the extent that there are additional requirements under Rules 16b-3, it is the responsibility of the participants to satisfy such requirements. Where used in this Plan: the plural shall include the singular, and unless the context otherwise clearly requires, the singular shall include the plural; and, the term "affiliates" shall mean each and every Subsidiary and any parent of the Corporation. The captions of the numbered paragraphs contained in this Plan are for convenience only, and shall not limit or affect the meaning, interpretation or construction of any of the provisions of the Plan.




                            P R O X Y

                  ANNUAL MEETING OF SHAREHOLDERS
                   To Be Held On April 30, 1996

                  STERLING FINANCIAL CORPORATION
                                         101 North Pointe Boulevard
                Lancaster, Pennsylvania 17601-4133


   THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


      The undersigned hereby appoints Mary W. Wentz and Thomas Wright, and each or any of them, as proxies, with full power of substitution, to represent and vote, all of the shares of STERLING FINANCIAL CORPORATION common stock held of record by the undersigned on March 14, 1997, at the Annual Meeting of the shareholders to be held at the Willow Valley Family Resort and Conference Center, 2416 Willow Street Pike, Lancaster, Pennsylvania, on Tuesday,
April 29, 1997, at 9:00 a.m. prevailing time, and at any adjournment or postponement thereof, with all of the powers the undersigned would possess if personally present thereat, as indicated on the reverse side of this card.

      The shares represented by this Proxy will be voted as directed below. If no directions are given, the shares represented by this Proxy will be voted FOR Nominees listed in Proposal 1 and FOR Proposals 2 and 3.


      This proxy also confers authority as to other business as may properly come before the meeting and any adjournment or postponement thereof.
The Board of Directors at present knows of no other business to be brought before this meeting, but if any other business is brought before the meeting, the shares represented by this Proxy will be voted in accordance with the recommendations of the management of Sterling Financial Corporation.

      The undersigned acknowledges receipt of the Notice of Annual Meeting of Shareholders and Proxy Statement dated March 28, 1997, and hereby revoke(s) all other proxies heretofore given by the undersigned in connection with this meeting.

      IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE MEETING. PLEASE SIGN, DATE AND RETURN THIS PROXY AS PROMPTLY AS POSSIBLE, WHETHER OR NOT YOU PLAN TO ATTEND THIS MEETING. THIS PROXY IS REVOCABLE AT ANY TIME BEFORE IT IS EXERCISED AND MAY BE WITHDRAWN IF YOU ELECT TO ATTEND THE MEETING, GIVE WRITTEN NOTIFICATION TO THE SECRETARY OF THE CORPORATION AND VOTE IN PERSON.

      Please mark your
      votes as in this
      example.


1. ELECTION OF CLASS OF    FOR    WITHHELD        Nominees:
   2000 DIRECTORS TO                              Robert H. Caldwell
   SERVE FOR A THREE-                             J. Robert Hess
   YEAR TERM                                      J. Roger Moyer, Jr.

INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominees's name on the line provided below.

                                                       FOR  AGAINST ABSTAIN
2. PROPOSAL TO APPROVE AND RATIFY THE ADOPTION OF
   THE STERLING FINANCIAL CORPORATION 1996 STOCK
   INCENTIVE PLAN

The Board of Directors recommends a vote FOR this proposal.
                                                       FOR  AGAINST ABSTAIN
3. PROPOSAL TO RATIFY THE SELECTION OF TROUT,
   EBERSOLE & GROFF AS THE CORPORATION'S
   INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS FOR
   THE YEAR ENDING DECEMBER 31, 1997




SIGNATURE(S)                             DATE                         ,1997

Please sign exactly as your name appears hereon. If stock is jointly held, each joint owner should sign. If signing for a corporation or a partnership, or as attorney or fiduciary, indicate your full title. If more than one fiduciary is involved, all should sign.